UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

RICE MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36789	47-1557755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 746-6720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 4, 2015, Rice Midstream Partners LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and between the Partnership and Rice Energy Inc. (“Rice”). Pursuant to the terms of the Purchase Agreement, on November 4, 2015, the Partnership acquired from Rice all of the outstanding limited liability company interests of Rice Water Services (PA) LLC (“PA Water”) and Rice Water Services (OH) LLC (“OH Water”), two wholly-owned indirect subsidiaries of Rice that own and operate Rice’s water services business. The acquired business includes Rice’s Pennsylvania and Ohio fresh water distribution systems and related facilities that provide access to 15.9 MMgal/d of fresh water from the Monongahela River, the Ohio River and other regional water sources in Pennsylvania and Ohio (the “Water Assets”). Rice has also granted the Partnership, until December 31, 2025, (i) the exclusive right to develop water treatment facilities in the areas of dedication defined in the Water Services Agreements (defined below) and (ii) an option to purchase any water treatment facilities acquired by Rice in such areas at Rice’s acquisition cost (collectively, the “Option”). In consideration for the acquisition of the Water Assets and the receipt of the Option, the Partnership paid Rice $200 million in cash, plus an additional amount, if certain of the conveyed systems’ capacities increase by 5.0 MMgal/d on or prior to December 31, 2017, equal to $25 million less the capital expenditures expended by the Partnership to achieve such increase, in accordance with the terms of the Purchase Agreement. The transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction.” The Partnership funded the consideration with borrowings under its revolving credit facility.

The Purchase Agreement includes customary representations and warranties regarding the Water Assets and the Transaction, as well as customary covenants and indemnity provisions. The parties have agreed to indemnify each other with regards to breaches of their respective representations, warranties and covenants set forth in the Purchase Agreement. In addition, the Partnership has agreed to indemnify Rice with respect to certain liabilities related to the business and operations of the Water Assets, subject to certain exceptions as set forth in the Purchase Agreement.

The terms of the Transaction were unanimously approved on behalf of the Partnership by the Board of Directors of Rice Midstream Management LLC, the general partner of the Partnership (the “General Partner”), after the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) unanimously recommended that the Board of Directors of the General Partner approve the Transaction. The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership is fair to the Partnership and its common unitholders from a financial point of view.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement. The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Unit Purchase Agreement

On November 4, 2015, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 13,409,961 common units representing limited partner interests in the Partnership (“Common Units”) in a private placement for gross proceeds of approximately $175.0 million (the “Private Placement”). The Partnership expects to use the proceeds of the Private Placement to repay a portion of the borrowings under the Partnership’s credit facility that were used to fund the consideration for the Transaction. The Private Placement is expected to close on November 10, 2015, subject to customary closing conditions.

The Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Investors. The Partnership, on the one hand, and each of the Investors (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.

Pursuant to the Unit Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Investors in connection with the closing of the Private Placement, pursuant to which the Partnership will agree to file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Common Unit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Water Services Agreements

In connection with the closing of the Transaction, on November 4, 2015, Rice entered into Amended and Restated Water Services Agreements (the “Water Services Agreements”) with PA Water and OH Water, respectively, whereby PA Water and OH Water, as applicable, have agreed to provide certain fluid handling services to Rice, including the exclusive right to provide fresh water for well completions operations in the Marcellus and Utica Shales and to collect and recycle or dispose of flowback, produced water and other fluids for Rice within areas of dedication in defined service areas in Pennsylvania and Ohio. The initial term of the Water Services Agreements is until December 22, 2029 and from month to month thereafter. Under the agreement, Rice will pay (i) a variable fee, based on volumes of water supplied, for freshwater deliveries by pipeline directly to the well site, subject to annual CPI adjustments and (ii) a produced water hauling fee of actual out-of-pocket cost incurred by PA Water and OH Water, plus a 2% margin.

The foregoing description of the Water Services Agreements is not complete and is qualified in its entirety by reference to the text of the Water Services Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3 and incorporated in this Item 1.01 by reference.

Relationships

Certain individuals, including officers and directors of Rice and the General Partner, serve as officers and/or directors of more than one of Rice, the Partnership and PA and OH Water. Rice owns 3,623 Common Units and 28,753,623 subordinated units representing limited partner interests in the Partnership. In addition, Rice is the owner of Rice Midstream Holdings LLC, which owns all of the Partnership’s incentive distribution rights and owns and controls (and appoints all the directors of) the General Partner, which owns a non-economic general partner interest in the Partnership.

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2015, the Partnership announced its results for the quarter ended September 30, 2015. A copy of the Partnership’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Sale of Unregistered Units.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 7.01	Regulation FD Disclosure

On November 5, 2015, the Partnership issued a press release announcing the Transaction and the Private Placement. A copy of the press releases is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated as of November 4, 2015, by and between Rice Energy Inc. and Rice Midstream Partners LP.

10.1	Common Unit Purchase Agreement, dated as of November 4, 2015, by and among Rice Midstream Partners LP and the Purchasers named therein.

10.2	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling B LLC and Rice Water Services (PA) LLC.

10.3	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling D LLC and Rice Water Services (OH) LLC.

99.1	Press Release dated November 5, 2015 relating to quarterly results.

99.2	Press Release dated November 5, 2015 relating to the Transaction and the Private Placement.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

THE INFORMATION FURNISHED UNDER ITEM 2.02 AND ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBITS 99.1 AND 99.2 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC,
its general partner

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: November 5, 2015

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated as of November 4, 2015, by and between Rice Energy Inc. and Rice Midstream Partners LP.

10.1	Common Unit Purchase Agreement, dated as of November 4, 2015, by and among Rice Midstream Partners LP and the Purchasers named therein.

10.2	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling B LLC and Rice Water Services (PA) LLC.

10.3	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling D LLC and Rice Water Services (OH) LLC.

99.1	Press Release dated November 5, 2015 relating to quarterly results.

99.2	Press Release dated November 5, 2015 relating to the Transaction and the Private Placement.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

THE INFORMATION FURNISHED UNDER ITEM 2.02 AND ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBITS 99.1 AND 99.2 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.